                               OPERATING AGREEMENT

                                       OF

                   O'GARA-HESS & EISENHARDT ARMORING COMPANY, L.L.C.

          This Operating Agreement (this "Agreement") of O'GARA-HESS & EISENHARDT ARMORING COMPANY, L.L.C. (the "Company"), is entered into as of the 1st day of May, 2003 by and between ARMOR HOLDINGS MOBILE SECURITY, L.L.C. (the "Member") and the Company.

          Pursuant to and in accordance with the Limited Liability Company Act of the State of Delaware, as amended from time to time (the "Act"), the Member hereby agrees as follows:

                                    ARTICLE I
                                     GENERAL

     1. Formation. The Company was initially formed as a Delaware corporation by the filing of a Certificate of Incorporation pursuant to the General Company Law of the State of Delaware (the "DGCL") on December 19, 1988 under the name "O'GARA COMPANIES". The Company subsequently changed its name to "O'GARA-HESS & EISENHARDT ARMORING COMPANY" pursuant to a Certificate of Amendment filed on February 16, 1990. The Company was formed as a Delaware limited liability company on June 30, 2003 by the filing with the Secretary of State of Delaware
(a) a Certificate of Conversion pursuant to the DGCL converting the Company from a corporation to a limited liability company and (b) a Certificate of Formation pursuant to the Act under the name "O'GARA-HESS & EISENHARDT ARMORING COMPANY L.L.C."

     2. Name. The name of the limited liability company shall be O'GARA-HESS & EISENHARDT ARMORING COMPANY L.L.C.

     3. Registered Office; Principal Place of Business. The name and address of the Company's registered agent for service of process in the State of Delaware is Company Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The managers may change the registered agent, change the location of the Company's principal place of business, or establish additional places of business at such locations as such managers may from time to time determine upon compliance with the Act.

     4. Term. The term of the Company commenced as of the date of filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware and shall be perpetual unless the Company shall be dissolved and its affairs wound up as provided in the Certificate of Formation, in this Agreement or as otherwise provided in the Act.


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     5. Purpose. The Company is formed for the purpose of engaging in any lawful act or activity for which limited liability companies may be organized under the Act, and engaging in any other lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

                                   ARTICLE II
                              CAPITAL; DISTIBUTIONS

     1. Capital Contributions. The initial capitalization of the Company by the members is set forth on Schedule A.

     2. Additional Contributions. The members are not required to make any additional capital contribution to the Company, provided however, that additional capital contributions may be made at such time and in such amounts as the members shall determine.

     3. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the members as set forth on Schedule A.

     4. Distributions. Distributions shall be made to the members at the times and in the aggregate amounts determined by the members and in accordance with the same percentages as profits and losses are allocated.

                                   ARTICLE III
                                     MEMBERS

     1. Initial Member; Membership Interests. The initial member of the Company shall be ARMOR HOLDINGS MOBILE SECURITY, L.L.C. having an address at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250. The Initial Member is authorized to admit additional members and/or create different classes of members. "Membership Interest" means a member's entire interest in the Company, including the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement and the Act, and to receive allocations as net profits, net losses and distributions.

     2. Annual Meetings. The annual meeting of members for the purpose of electing managers and for the transaction of such other business as may be brought before the meeting shall be held at such time and such place within or without the State of Delaware as shall be fixed, from time to time, by the Board of Managers and stated in the notice of the meeting. At each annual meeting, the members entitled to vote shall elect a Board of Managers and transact such other business as shall be stated in the notice of the meeting.

     3. Special Meetings. Special meetings of the members for any purpose or purposes may be called by the President or Secretary, or by resolution of the managers. Special meetings shall be held on the date and at the time and place either within or without the State of Delaware


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as specified in the notice thereof.

     4. Notice of Meetings. Except as otherwise expressly required by law or the Certificate of Formation, written notice stating the place and time of the meeting and the purpose or purposes of such meeting, shall be given to each member entitled to vote thereat at his address as it appears on the records of the Company not less than ten (10) nor more than sixty (60) days prior to the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous written consent of all the members entitled to vote thereat.

     5. Quorum. Except as otherwise expressly required by law, the Certificate of Formation, or this Agreement, the presence, in person or by proxy, of members owning a majority of the Membership Interests of the Company entitled to vote shall constitute a quorum at all meetings of members. In the event a quorum shall not be present at any meeting, a majority of the Membership Interests entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice otherwise than by announcement at the meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called but only those members entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     6. Voting. Each member shall, except as otherwise provided by law or by the Certificate of Formation, at every meeting of the members be entitled to vote in person or by proxy, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Upon the demand of any member, any votes cast at such meeting shall be cast by ballot. Managers shall be elected by a plurality of the Membership Interests present in person or represented by proxy at the meeting and entitled to vote on the election of managers. Any other action shall be authorized by a vote of a majority of the Membership Interests except as may be otherwise prescribed by the laws of the State of Delaware or the Certificate of Formation. A complete list of the members entitled to vote at any meeting of members, arranged in alphabetical order with the address of each and the Membership Interest of each, shall be open to the examination of any member, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole thereof and may be inspected by any member who is present.

     7. Action Without Meeting. Unless otherwise provided in the Certificate of Formation any action required or permitted to be taken at any meeting of members may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of Membership Interests of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Membership Interests entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those members who have not consented in writing.


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                                   ARTICLE IV
                                    MANAGERS

     1. General Powers. The Board of Managers shall exercise all of the powers of the Company except such as are by law, or by the Certificate of Formation of the Company or by this Agreement conferred upon or reserved to the members.

     2. Number, Qualification and Term of Office. The number of managers shall be no less than one but no more than eight, which number shall be fixed by the members or the Board of Managers of the Company. The managers shall be elected at the annual meeting of the members and each manager shall serve until his successor shall have been elected and shall qualify. Managers need not be members.

     3. Quorum. A majority of the managers shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the managers present may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     4. Place of Meeting, etc. The Board of Managers may hold its meetings, have one or more offices and keep the books and records of the Company at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     5. Regular Meetings. A regular meeting of the Board of Managers shall be held for the election of officers and the transaction of other business as soon as practicable after each annual meeting of members, and other regular meetings of said Board shall be held at times and places as said Board shall direct.

     6. Special Meetings. Special meetings of the Board of Managers may be called by the President or Secretary on the written request of the managers and shall give at least two (2) days notice of the time and place of each special meeting

     7. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of any committee thereof may be taken without a meeting, without prior notice and without a vote if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     8. Organization. At each meeting of the Board of Managers, the Chairman of the Board or in his absence, the Vice Chairman of the Board, or in his absence, the President, or in his absence or non-election, a manager chosen by a majority of the managers present shall act as Chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and an Assistant Secretary, any person appointed by the Chairman shall act as Secretary of the meeting.


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     9. Resignations. Any manager, member of a committee, or officer may resign at any time by giving written notice to the President or the Secretary of the Company. The resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     10. Removal. Any manager may be removed with or without cause, by the affirmative vote of a majority of the Membership Interests.

     11. Vacancies. If the office of any manager, member of a committee or other officer becomes vacant, the remaining managers in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until their successors are duly elected and qualified, or until their earlier resignation or removal.

     12. Compensation of Managers. Managers may receive such reasonable sums for their services and expenses as may be directed by resolution of the Board; provided that nothing herein contained shall be construed to preclude any manager from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services and expenses.

     13. Committees. By resolution or resolutions passed by a majority of the whole Board at any meeting of the Board of Managers, at any time the number of managers shall be more than two (2), the managers may designate one or more committees of the Board of Managers, each committee to consist of two or more managers. To the extent provided in said resolution or resolutions, unless otherwise provided by law, such committee or committees shall have and may exercise all of the powers of the Board of Managers in the management of the business and affairs of the Company, including the power and authority to authorize the seal of the Company to be affixed to all papers that may require it. No committee, however, shall have the power to amend the Certificate of Formation, amend this Agreement, declare distributions or admit new members of the Company. Further, the Board of Managers may designate one or more managers as alternate members of a committee who may replace an absent or disqualified member at any meeting. If an alternative member of a committee is not selected by the Board of Managers, and in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Managers to act at the meeting in the place of any such absent or disqualified member.

     14. Participation in Meetings. Members of the Board of Managers or of any committee may participate in any meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.


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                                    ARTICLE V
                                    OFFICERS

     1. Number. The officers of the Company shall be a President, a Treasurer and a Secretary and, if deemed necessary, expedient or desirable by the Board of Managers, a Chairman of the Board, a Vice Chairman of the Board, a Chief Financial Officer, an Executive Vice President and one or more other Vice Presidents. In addition, the Board may elect such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

     2. Election, Term of Office and Qualification. The officers shall be elected annually by the Board of Managers at their first meeting after each annual meeting of the members of the Company. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article, shall hold office until his successor shall have been duly elected and qualified, or until his death or until he shall have resigned or shall have become disqualified or shall have been removed in the manner hereinafter provided.

     3. Subordinate Officers. The Board of Managers or the Chief Executive Officer may from time to time appoint such other officers, including one or more Assistant Treasurers and one or more Assistant Secretaries, and such agents and employees of the Company as may be deemed necessary or desirable. Such officers, agents and employees shall hold office for such period and upon such terms and conditions, have such authority and perform such duties as in these By-laws provided or as the Board of Managers or the Chief Executive Officer may from time to time prescribe. The Board of Managers or the Chief Executive Officer may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

     7. President. The President shall be the Chief Executive Officer of the Company and shall have general direction of the affairs of the Company and general supervision over its several officers, subject, however, to the control of the Board of Managers, and in general shall perform such duties and, subject to the other provisions of this Agreement, have such powers incident to the office of President and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Managers.

     8. Vice President. A Vice President may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certificates of Membership Interests of the Company and shall have such other powers and shall perform such other duties as from time to time may be assigned to him by the Board of Managers, the President or prescribed by this Agreement.

     9. Secretary. The Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the members, the Board of Managers and any committee when so required, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of the records and the


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seal of the Company and see that the seal is affixed to all documents, the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of this Agreement, shall keep or cause to be kept a register of the post office address of each member, may sign with the Chairman of the Board, the President or any Vice President certificates of Membership Interests of the Company, and in general shall perform such duties and have such powers incident to the office of Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Managers, the President or prescribed by this Agreement.

     10. Assistant Secretary. Any Assistant Secretary shall, at the request of the Secretary or in his absence or disability, perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the President, the Secretary or the Board of Managers or prescribed by this Agreement.

     12. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Company, and deposit all such funds in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of this Agreement, shall at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of account and records of any company controlled by the Company to any of the managers of the Company upon application during business hours at the office of the company, or such other company, where such books and records are kept, shall, if called upon to do so, receive and give receipts for monies due and payable to the Company from any source whatsoever, may sign with the Chairman of the Board, the President or any Vice President certificates of Membership Interests of the Company, and in general shall perform such duties and have such powers incident to the office of Treasurer and such other duties and have such other powers as from time to time may be assigned to him by the Board of Managers or the President or prescribed by this Agreement.

     13. Assistant Treasurer. Any Assistant Treasurer shall, at the request of the Treasurer or in his absence or disability, perform the duties of the Treasurer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer and shall perform such duties and have such other powers as from time to time may be assigned to him by the President, the Treasurer or the Board of Managers or prescribed by this Agreement.

     14. Other Officers. Such officers as the Board of Managers may choose shall perform such duties and have such powers as may be appropriate to such officer or as from time to time may be assigned to them by the Board of Managers. The Board of Managers may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE VI
                     MEMBERSHIP INTERESTS AND THEIR TRANSFER

     1. Certificates of Membership Interests. Certificates for Membership Interests of the Company shall be in such form not inconsistent with law as shall be approved by


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the Board of Managers. They shall be numbered in order of their issue and shall be signed by the Chairman of the Board or the President or any Vice President and the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company, and the seal of the Company is not required to be affixed thereto. Any of or all the signatures on the certificate may be a facsimile.

     2. Transfer of Membership Interests. Transfer of Membership Interests of the Company shall be made only on the books of the Company by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Company, or a transfer agent of the Company, if any, on surrender of the certificate or certificates for such Membership Interests properly endorsed. A person in whose name Membership Interests stand on the books of the Company shall be deemed the owner thereof as regards the Company, and the Company shall not be bound to recognize any equitable or other claim to or interest in such Membership Interests on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     3. Lost Destroyed and Mutilated Certificates. The holder of any certificates issued by the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate or the failure to receive a certificate issued by the Company, and the Board of Managers or the Secretary of the Company may, in its or his discretion, cause to be issued to such holder a new certificate or certificates of Membership Interests, upon compliance with such rules, regulations and/or procedures as may be prescribed or have been prescribed by the Board of Managers with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificate or certificates issued by the Company which are not received, including reasonable indemnification to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     4. Fixing Date for Determination of Members of Record. In order that the Company may determine the members entitled to notice of or to vote at any meeting of members or any adjournment thereof, to express consent to action in writing without a meeting, to receive payment of any distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of Membership Interests or for the purpose of any other lawful action, the Board of Managers may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, and only such members as shall be members of record of the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, to express consent to any such action, to receive payment of such distribution or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Membership Interests on the books of the Company after any such record date fixed as aforesaid. If no record date is fixed pursuant to this Section, the record date for determining members entitled to notice of or to vote at a meeting of members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.


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                                   ARTICLE VII
                               GENERAL PROVISIONS

     1. Fiscal Year. The fiscal year of the Company shall end on such date of each year as shall be determined by the Board of Managers of the Company.

     2. Waivers of Notice. Whenever any notice of any nature is required by law, the provisions of the Certificate of Formation or this Agreement to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     3. Seal. The Board of Managers shall provide a suitable seal containing the name of the Company, which seal shall be in the charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     4. Disbursements. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Managers may from time to time designate.

     5. Indemnification. No members shall have any liability for the obligations or liabilities of the Company nor shall be liable to the Company for any breach of duty in such capacity, unless otherwise required by law. The Company shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under the Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by the Act, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of members or disinterested managers or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     6. Amendments. Amendments may be made to this Agreement from time to time with the written consent of all of the Members. In making any amendment, there shall be prepared and filed for recordation by the Member such documents and certificates as shall be required to be prepared and filed under the Act and under the laws of the other jurisdictions under the laws of which the Company is then formed or otherwise required to make such filing.

     7. Admission of Additional Members. Upon the written consent of all of the members, admit one or more additional members of the Company may be admitted.

     8. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

     9. Successors and Assigns. This Agreement shall be binding upon and inure to the


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benefit of the Members, Assignees, and their respective legal representatives and successors.

     10. Counterparts. This Agreement may be executed in multiple counterparts, facsimile signature constituting an original, each of which may bear the signatures of less than all the parties, but all of which together shall constitute one instrument.

     11. Entire Agreement; Severability. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and no party hereto shall be bound by any communications between them on the subject matter of this Agreement unless in writing and bearing a date contemporaneous with or subsequent to the date of this Agreement. Any prior written agreements shall, upon the execution of his Agreement, be null and void. The parties agree that if any term or provision of this Agreement contravenes or is invalid under any federal, state or local law, court decision, rule, ordinance or regulation, this Agreement shall, as to the jurisdiction under which such legal authority is promulgated or rendered, be construed as if it did not contain the offending term or provision, and the remaining provisions of this Agreement shall not be affected thereby; provided, however, that if the removal of such offending term or provision materially alters the burdens or benefits of any of the parties under this Agreement, the parties agree to negotiate in good faith such modifications to this Agreement as are appropriate to insure the burdens and benefits of each party under such modified Agreement are reasonably comparable to the burdens and benefits originally contemplated and expected.

     12. Captions. The captions are inserted for convenience of reference only and shall not affect the construction of this Agreement.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Operating Agreement.

                                                    O'GARA-HESS & EISENHARDT
                                                    ARMORING COMPANY, L.L.C.


                                                    By: /s/ Robert R. Schiller
                                                        ------------------------
                                                        Name: Robert R. Schiller
                                                        Title: Sole Manager


                                                    ARMOR HOLDINGS MOBILE
                                                    SECURITY, L.L.C.


                                                    By: /s/ Robert R. Schiller
                                                        ------------------------
                                                        Name: Robert R. Schiller
                                                        Title: Sole Manager


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                                    EXHIBIT A

                             Capital        Allocation of     Membership
Name                      Contribution   Profits and Losses    Interests
-----------------------   ------------   ------------------   ----------
ARMOR HOLDINGS
MOBILE SECURITY, L.L.C.      $100.00            100%              100%


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